UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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HANDY & HARMAN LTD.

(Name of Registrant as Specified In Its Charter)

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PRELIMINARY COPY — SUBJECT TO COMPLETION

Handy & Harman Ltd.
1133 Westchester Avenue, Suite N222
White Plains, New York  10604

Dear Handy & Harman Ltd. Stockholders:

Please be advised that on January 21, 2015, the potential issuance of shares of our Common Stock, $.01 par value (the “Common Stock”) to SPH Group Holdings LLC (“SPHG Holdings”), the holder of approximately 66.1% of our Common Stock, was approved by the written consent of SPHG Holdings, the holder of a majority of our issued and outstanding Common Stock.  If consummated, SPHG Holdings will transfer the shares that it holds in JPS Industries, Inc. in exchange for shares of our Common Stock.  If the issuance occurs in full, our outstanding shares of Common Stock will increase by approximately 8.4% and the percentage ownership of SPHG Holdings in our Company will increase by approximately 2.7% to approximately 68.8%.

For more information concerning the issuance, please see the attached Notice and the accompanying Information Statement.

By order of the Board of Directors,

WARREN G. LICHTENSTEIN
Chairman of the Board

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the potential issuance, passed upon the merits or fairness of the potential issuance or passed upon the adequacy or accuracy of the disclosures in this letter to stockholders or the accompanying Notice and Information Statement. Any representation to the contrary is a criminal offense.

PRELIMINARY COPY — SUBJECT TO COMPLETION

NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS

HANDY & HARMAN LTD.
1133 Westchester Avenue, Suite N222
White Plains, New York  10604

DATE FIRST MAILED TO STOCKHOLDERS: February [•], 2015

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of Handy & Harman Ltd.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Handy & Harman Ltd., a company incorporated in Delaware (“we,” “us,” “our,” “HNH,” or the “Company”), to advise our stockholders of the potential issuance (the “Issuance”) of our shares of common stock, $.01 par value (the “Common Stock”) to SPH Group Holdings LLC (“SPHG Holdings”), the holder of approximately 66.1% of our Common Stock and an entity affiliated with certain of our directors and officers.  The Issuance relates to a tender offer (the “Offer”) commenced by HNH Group Acquisition LLC (the “Purchaser”), a wholly owned subsidiary of Handy & Harman Group Ltd., a wholly owned subsidiary of us, for up to 10,028,724 shares or approximately 96.5% of the outstanding shares of common stock, par value $0.01 per share (together with the associated preferred share purchase rights, the “JPS Shares”) of JPS Industries, Inc., a corporation organized under the laws of Delaware (“JPS”). The Issuance will be made if (i) the Offer is consummated and (ii) SPHG Holdings elects to tender JPS Shares that it owns (the “Steel JPS Shares”) in the Offer.  Consummation of the Offer is not contingent upon the Issuance.

In connection with the Offer, the Purchaser has delivered to the stockholders of JPS an Offer to Purchase (the “Offer to Purchase”) dated January 26, 2015 in accordance with Regulation 14E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Pursuant to the Offer to Purchase, the Purchaser will offer $10.00 in cash for each JPS Share other than the Steel JPS Shares.  In lieu of cash, the Purchaser will pay for the Steel JPS Shares through the Issuance.  The number of shares of our Common Stock to be issued to SPHG Holdings in the Offer will be determined by reference to the ten days’ trailing volume weighted average price for shares of our Common Stock, and such exact number of shares will be announced on [February 5, 2015].  The closing price of our Common Stock on the trading date before the commencement of the Offer as reported by the NASDAQ Capital Market was $44.53 per share.  SPHG Holdings currently owns 4,021,580 shares of JPS.  Assuming a value of $44.53 per share for our Common Stock, if SPHG tenders all of its Steel JPS Shares in the Offer, we will issue 903,117 shares of Common Stock to SPHG Holdings and the percentage ownership of SPHG Holdings in our Common Stock will increase by approximately 2.7% to approximately 68.8%.

The Issuance and the related transactions have been approved by our Audit Committee, consisting solely of independent directors and our board of directors approved the Offer, the Issuance and the related transactions.  Because of the stockholder approval requirements of the NASDAQ Stock Market, the Issuance also had to be approved by our stockholders.  The Issuance has been approved by the written consent of SPHG Holdings, the holder of a majority of our issued and outstanding common stock.  We urge you to read the entire Information Statement included with this Notice carefully for a more complete description of these matters.

Pursuant to Rule 14c−2 under the Exchange Act, the Issuance can be made no sooner than 20 [business] days after the definitive form of the accompanying Information Statement is first mailed to the Company’s stockholders. Since the definitive form of the accompanying Information Statement is first being mailed to our stockholders on February [•], 2015, the Issuance of our Common Stock to SPHG Holdings may be made on or after [•], 2015. The Issuance is also conditioned upon the closing of the Offer and SPHG Holdings electing to tender its Steel JPS Shares in the Offer.  As the matter set forth in this Notice and accompanying Information Statement has been duly authorized and approved by the written consent of the holders of a majority of the voting power of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required to approve the Issuance.  The accompanying Information Statement is provided solely for your information and we are not, by sending this Information Statement, asking any of our stockholders to vote.

By order of the Board of Directors,

WARREN G. LICHTENSTEIN
Chairman of the Board

White Plains, New York
[•], 2015

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the potential issuance, passed upon the merits or fairness of the potential issuance or passed upon the adequacy or accuracy of the disclosures in this Notice or the accompanying Information Statement. Any representation to the contrary is a criminal offense.

PRELIMINARY COPY — SUBJECT TO COMPLETION

HANDY & HARMAN LTD.
1133 Westchester Avenue, Suite N222
White Plains, New York  10604

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THIS INFORMATION STATEMENT

 General

        This Information Statement is being furnished by Handy & Harman Ltd., a Delaware corporation (“we,” “us,” “our,” “HNH” or the “Company”), to advise our stockholders of the potential issuance (the “Issuance”) of our shares of common stock, $.01 par value (the “Common Stock”) to SPH Group Holdings LLC (“SPHG Holdings”), the holder of approximately 66.1% of our Common Stock and an entity affiliated with certain of our directors and officers.  The Issuance relates to a tender offer (the “Offer”) commenced by HNH Group Acquisition LLC (the “Purchaser”), a wholly owned subsidiary of Handy & Harman Group Ltd., a wholly owned subsidiary of us, for up to 10,028,724 shares or approximately 96.5% of the outstanding shares of common stock, par value $0.01 per share (together with the associated preferred share purchase rights, the “JPS Shares”) of JPS Industries, Inc., a corporation organized under the laws of Delaware (“JPS”).  The Issuance will be made if (i) the Offer is consummated and (ii) SPHG Holdings elects to tender JPS Shares that it owns (the “Steel JPS Shares”) in the Offer.  Consummation of the Offer is not contingent upon the Issuance.

In connection with the Offer, the Purchaser has delivered to the stockholders of JPS an Offer to Purchase (the “Offer to Purchase”) dated January 26, 2015 in accordance with Regulation 14E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Pursuant to the Offer to Purchase, the Purchaser will offer $10.00 in cash for each JPS Share other than the JPS Shares held by SPHG Holdings.  In lieu of cash, the Purchaser will pay for the Steel JPS Shares through the Issuance.  The number of shares of our Common Stock to be issued to SPHG Holdings in the Offer will be determined by reference to the ten days’ trailing volume weighted average price for shares of our Common Stock, and such exact number of shares will be announced on February 5, 2015.  The closing price of our Common Stock on the trading date before the commencement of the Offer as reported by the NASDAQ Capital Market was $44.53 per share.  SPHG Holdings currently owns 4,021,580 shares of JPS.  Assuming a value of $44.53 per share for our Common Stock, if SPHG tenders all of its Steel JPS Shares in the Offer, we will issue 903,117 shares of Common Stock to SPHG Holdings and the percentage ownership of SPHG Holdings in our Common Stock will increase by approximately 2.7% to approximately 68.8%.

This Information Statement is first being mailed on or about February [__], 2015 to stockholders of record of the Company as of [__], 2015 (the “Record Date”), and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c−2 of the Exchange Act.  As the Issuance is contingent upon the closing of the Offer and SPHG Holdings agreeing to tender in the Offer, you are urged to review this Information Statement for a more complete description of the Offer to Purchase.

In addition, the Issuance will not become effective until at least [______], 2015, which is more than 20 [business] days following the date on which this Information Statement was first sent to our stockholders.

Our principal executive offices are located at 1133 Westchester Avenue, Suite N222, White Plains, New York, 10604 and our main telephone number is (914) 461-1300.

 Approval of the Issuance by Our Audit Committee and Our Board of Directors

On January 21, 2015 our Audit Committee, consisting solely of independent directors, approved the Issuance and the related transactions and also on January 21, 2015 our Board approved the Offer, the Issuance and the related transactions.

 Requirement to Obtain Stockholder Approval

We are subject to the NASDAQ Stock Market Listing Rules because our Common Stock is currently listed on the NASDAQ Capital Market. As described in the next paragraph, the Issuance required stockholder approval under the NASDAQ Stock Market Listing Rules because we will be issuing  Common Stock to an affiliate of ours in exchange for shares such affiliate owns in an entity that the affiliate has a greater than 5% interest in.

Pursuant to NASDAQ Stock Market Listing Rule 5635(a)(2), when a NASDAQ−listed company proposes to issue securities in connection with the acquisition of the stock or assets of another company, stockholder approval is required if a substantial stockholder of such company has a 5% or greater interest, directly or indirectly, in such company or the assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock could result in an increase in outstanding shares of common stock or voting power of 5% or more. NASDAQ Stock Market Listing Rule 5635(e)(3) defines a substantial stockholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a NASDAQ−listed company. Because SPHG Holdings currently owns approximately 66.1% of our outstanding Common Stock, SPHG Holdings is considered a substantial stockholder of the Company under NASDAQ Stock Market Listing Rule 5635(e)(3).  In addition, SPHG Holdings owns approximately 4,021,580 Steel JPS Shares, or approximately 38.7% of the outstanding JPS Shares and the Issuance will be made in connection with the exchange of the Steel JPS Shares for our Common Stock.  If the Issuance is consummated in full, our outstanding shares of Common Stock will increase by approximately 8.4% and the percentage ownership of SPHG Holdings in our Company will increase by approximately 2.7%.

 The Action by Written Consent

In order to consummate the Issuance, pursuant to the Delaware General Corporation Law (the “DGCL”), the Company had to obtain the approval of a majority of the outstanding Common Stock of the Company present in person or represented by proxy and entitled to vote on the matter.  Abstentions and broker non-votes count against the action. On January 21, 2015, SPHG Holdings, the holder of a majority of our outstanding shares of Common Stock, approved the Issuance by written consent. The Written Consent will become effective 20 [business] days after this Information Statement is first sent or given to our stockholders.

 No Voting Required

We are not seeking a vote, authorizations, or proxies from you. Our amended and restated certificate of incorporation, amended and restated bylaws, as amended, and Section 228 (“Section 228”) of the DGCL provide that stockholders may take action without a meeting of the stockholders and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. The approval by at least a majority of the outstanding voting power of our Common Stock is required to approve the Issuance.

 Impact of the Issuance on our Stockholders

As of December 31, 2014, we had 10,779,451 shares of Common Stock issued and outstanding and entitled to vote on the Issuance, of which SPHG Holdings owns 7,131,185 shares, or approximately 66.1% of our outstanding shares.  SPHG Holdings also directly owns 4,021,580 Steel JPS Shares.  Assuming that our Common Stock is valued at $44.53, (the closing price of our Common Stock on the trading day immediately preceding the commencement of the Offer), then based on an Offer Price of $10.00 per share for each Steel JPS Share, our issued and outstanding shares will increase by 903,117 shares of Common Stock or approximately 8.4% to 11,682,568 shares of Common Stock and SPHG Holdings will own 8,034,302 shares of our Common Stock or approximately 68.8% as opposed to the current 66.1%.

 Notice Pursuant to Section 228

Pursuant to Section 228, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

 Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

GENERAL

This Information Statement is being delivered in connection with the potential Issuance by the Company of our Common Stock to SPHG Holdings, the holder of 66.1% of our outstanding Common Stock.  The Issuance is being made in connection with the Offer but consummation of the Offer is not contingent upon the Issuance.  Because of the stockholder approval requirements of the NASDAQ Stock Market, the Issuance requires stockholder approval.  The Issuance and the related transactions  have been approved by our Audit Committee which consists solely of independent directors  and our Board of Directors has approved the Offer, the Issuance and the related transactions. In addition, the Issuance has been approved by  the holder of a majority of our outstanding shares of Common Stock.  Accordingly, your vote or consent is not requested or required to approve the Issuance.

 The Parties

Our Company. We are a Delaware corporation with our principal executive offices located at 1133 Westchester Avenue, Suite N222, White Plains, New York 10604. HNH is a diversified manufacturer of engineered niche industrial products with leading market positions in many of the markets it serves. Through our wholly owned operating subsidiaries, HNH focuses on high margin products and innovative technology and serves customers across a wide range of end markets. HNH sells its products and services through direct sales forces, distributors and manufacturer’s representatives. HNH is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities Exchange Commission (the “SEC”) relating to its business, financial condition and other matters.

JPS. According to its website, JPS is a major U.S. manufacturer of mechanically formed glass and aramid substrate materials for specialty applications in a wide expanse of markets requiring highly engineered components.  JPS’s products are used in a wide range of applications including: printed electronic circuit boards, advanced composite materials, civilian and military aerospace components, filtration and insulation products, specialty commercial construction substrates, medical, automotive and industrial components, and soft body armor for civilian and military applications. JPS’s common stock is quoted on the OTC Markets under the symbol “JPST”. JPS does not file periodic reports such as Forms 10-Q and 10-K with the Commission as it ceased to be a reporting company under applicable securities laws in 2004 when it terminated its registration under the Securities Act of 1933, as amended (the “Securities Act”).

Steel Holdings. Steel Partners Holdings L.P. (“Steel Holdings”) is a global diversified holding company that engages or has interests in a variety of operating businesses through its subsidiary companies.

SPHG Holdings. The principal business of SPHG Holdings is holding securities for the account of Steel Holdings.

Purchaser. The Purchaser is a Delaware limited liability company and, to date, has engaged in no activities other than those incident to its formation and the commencement of the Offer.  The Purchaser is a wholly owned subsidiary of Handy & Harman Group Ltd., which is a wholly owned subsidiary of HNH.

 Corporate Actions

The JPS Offer. The Purchaser has offered to purchase up to 96.5% of the outstanding JPS Shares at a purchase price of $10.00 per share.  The consideration for all JPS Shares, other than the Steel JPS Shares, is cash.  Each of the Steel JPS Shares will be exchanged for the number of shares of Common Stock which will be determined by reference to the ten days’ trading volume weighted average price for our Common Stock for the period from January 26, 2015 to February 5, 2015 and such exact number of shares will be announced on February 5, 2015.

Audit Committee and Board Approval.  After consideration and review of the merits of the Offer, our Audit Committee, consisting solely of independent directors, approved the Issuance and the related transactions and our Board approved the Offer, the Issuance and the transactions contemplated thereby.

Requirement to Obtain Stockholder Approval. We are subject to the NASDAQ Stock Market Listing Rules because our Common Stock is currently listed on the NASDAQ Capital Market.  As described in the next paragraph, the Issuance requires stockholder approval under the NASDAQ Stock Market Listing Rules because we will be issuing  Common Stock to an affiliate of ours in exchange for shares such affiliate owns in an entity that the affiliate has a greater than 5% interest in.

Pursuant to NASDAQ Stock Market Listing Rule 5635(a)(2), when a NASDAQ−listed company proposes to issue securities in connection with the acquisition of the stock or assets of another company, stockholder approval is required if a substantial stockholder of such company has a 5% or greater interest, directly or indirectly, in such company or the assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock could result in an increase in outstanding shares of common stock or voting power of 5% or more. NASDAQ Stock Market Listing Rule 5635(e)(3) defines a substantial stockholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a NASDAQ−listed company. Because SPHG Holdings currently owns approximately 66.1% of our outstanding Common Stock, SPHG Holdings is considered a substantial stockholder of the Company under NASDAQ Stock Market Listing Rule 5635(e)(3).  In addition, SPHG Holdings owns approximately 4,021,580 Steel JPS Shares, or approximately 38.7% of the outstanding JPS Shares and the Issuance will be made in connection with the exchange of the Steel JPS Shares for our Common Stock.  If the Issuance is consummated in full, our outstanding shares of Common Stock will increase by approximately 8.4% and the percentage ownership of SPHG Holdings in our Company will increase by approximately 2.7%.

Approval by Written Consent.  On January 21, 2015, SPHG Holdings, the beneficial owner of approximately 66.1% of the outstanding shares of our Common Stock, executed the Written Consent in lieu of a meeting approving the Issuance. As a result, no further approval of our stockholders is required to approve the Issuance.

No Fairness Opinion or Separate Vote by Our Unaffiliated Stockholders.  In connection with the Issuance, our Board did not receive a report, opinion or appraisal from an outside party as to the value of our Common Stock or seek the approval of a vote by a majority of the shares of our Common Stock held by our unaffiliated stockholders.  The Issuance and the related transactions were approved by our Audit Committee, which consists solely of independent directors, and our Board of Directors approved the Offer, the Issuance and the related transactions.  In addition, our Board as well as our Audit Committee believes that linking the value of our Common Stock to a ten days’ trailing weighted average price provides sufficient procedural safeguards.  The Board believes that there is sufficient liquidity in the trading volume of the Common Stock to enable the trading price of the Common Stock to provide sufficient indicia of the value of the Common Stock. The Board also believes that by tying the value to a ten day weighted average, as opposed to a one day trading price, ensures that the value of our Common Stock in the Issuance will not be subject to a random one-day price change in the trading price of our Common Stock.

Dilutive Effect.  Our stockholders will incur dilution of their percentage of stock ownership in HNH if and when the Issuance is consummated and no dilution if HNH does not tender its Steel JPS Shares in the Offer.  This means that our current stockholders will own a smaller percentage interest in HNH as a result of the Issuance.

Assuming that the ten days’ volume weighted average price of our Common Stock is $44.53 [which was the closing price of our Common Stock on the trading day immediately preceding the commencement of the Offer], the incremental impact that the issuance will have upon the number of shares of our Common Stock outstanding (assuming no additional issuances of shares of our Common Stock) is as follows:

Number of Shares Outstanding Prior to Issuance	Shares Issued	Number of Shares Outstanding After issuance
10,779,451	903,117	11,682,568

Following the Issuance, SPHG Holdings will own approximately 68.8% of our outstanding Common Stock, an increase of approximately 2.7% from its current ownership of approximately 66.1%.

THE OFFER TO PURCHASE

 Explanatory Note Regarding the Offer to Purchase

Since the Issuance will be made in connection with the closing of the Offer to Purchase, we have included the below description of the Offer to Purchase to provide you with information regarding the material terms of the Offer.  While the closing conditions of the Offer include mailing this Information Statement in accordance with Section 228 and Rule 14c-2 of the Exchange Act, consummation of the Offer is not contingent on the Issuance.  Hence, the Purchaser may, at its discretion, proceed with the Offer even if SPHG Holdings does not elect to tender its JPS Steel Shares in the Offer.

 Consideration

Pursuant to the terms of the Offer to Purchase, we will offer $10.00 in cash for each JPS Share other than the JPS Shares held by SPHG Holdings.  In lieu of cash, in the Offer to Purchase we will pay for the Steel JPS Shares through the Issuance.  The number of shares of our Common Stock  to be issued to SPHG Holdings will be determined by reference to the ten days’ trailing volume weighted average price for shares of HNH Stock from January 26, 2015 to [February 5, 2015], and such exact number of shares will be announced on [February 5, 2015].

 Effect of the Offer

Upon the consummation of the Offer, the Purchaser shall own such amount of stock of JPS which was tendered in the Offer.  It is impossible to determine how many JPS Shares will tender in the Offer.

 Expiration

The Offer will expire at 5:00 p.m., New York City time, on February 26, 2015, unless extended by the Purchaser (such time and date with respect to the Offer, as it may be extended, the “Offer Expiration Date”).

 Conditions to the Offer

The obligation of the Purchaser to consummate the Offer pursuant to the Offer to Purchase and the transactions contemplated thereby are subject to, among other things, the satisfaction or waiver of the following conditions:

•	the mailing of this Information Statement in accordance with Section 228 of the DGCL and Rule 14c-2 of the Exchange Act;
•
there being validly tendered and not withdrawn before the Offer Expiration Date a number of JPS Shares which, together with the JPS Shares then owned by our affiliates, represents at least a majority of the total number of JPS Shares outstanding on a fully diluted basis;

•
the JPS Board having redeemed the Rights, or the Purchaser being satisfied, in its reasonable discretion, that such Rights have been invalidated or are otherwise inapplicable to the Offer as described herein;

•	the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended having expired or been terminated;
•
there shall not have been threatened, instituted or be pending before any court, agency, authority or other tribunal any action, suit or proceeding by any government or governmental, regulatory or administrative agency or authority or by any other person, domestic or foreign, or any judgment, decision, order or injunction entered, enforced or deemed applicable by any such court, authority, agency or tribunal, which (i) challenges or seeks to make illegal, or to delay or otherwise directly or indirectly to restrain, prohibit or otherwise affect the making of the Offer, the acquisition of JPS Shares pursuant to the Offer or is otherwise related in any manner to, or otherwise affects, the Offer, or (ii) could, in the judgment of the Purchaser, materially affect the business, condition (financial or other), assets, income, distributions, dividends, payments, operations or prospects of JPS and its subsidiaries, or otherwise materially impair in any way the contemplated future conduct of the business of JPS and its subsidiaries, taken as a whole, or materially impair the Offer’s contemplated benefits to the Purchaser, including without limitation any distributions, dividends or payments to be made by JPS on account of the JPS Shares;

•
there shall not have been any action threatened or taken, or any approval withheld, or any statute, rule or regulation invoked, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer, the Purchaser or any of its affiliates or JPS or any of its subsidiaries, by any government or governmental, regulatory or administrative authority or agency or tribunal, domestic or foreign, which, in the judgment of the Purchaser, would or might directly or indirectly result in any of the consequences referred to in the immediately preceding paragraph;

•
the Purchaser shall not have determined that the acceptance for payment of, or payment for, some or all of the JPS Shares would violate, conflict with or constitute a breach of any order, statute, law, rule, regulation, executive order, decree, or judgment of any court to which the Purchaser or any of its affiliates may be bound or subject;

•
the United States shall not have declared war or a national emergency and the commencement or escalation of armed hostilities directly or indirectly involving the United States shall not have occurred;

•
there shall not have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a material change in United States currency exchange rates or a general suspension of or material limitation on the markets thereof, (iv) any limitation (whether or not mandatory) by any federal or state authority on, or any other event which might materially affect, the extension of credit by banks or other financial institutions, (v) any significant adverse change in the market price of the JPS Shares or in the United States securities or financial markets, (vi) a material impairment in the trading market for debt securities, (vii) in the case of any of the foregoing existing at the date hereof, a material acceleration or worsening thereof, (viii) any decline in either the Nasdaq Composite Index or the S&P 500 Composite Index by an amount in excess of 15%, measured from the close of business on January 23, 2015, or (ix) any major disruption of settlements of securities;

•
the Purchaser believes, in its sole discretion, that it will not own the JPS Shares or possess any and all rights to receive any distributions, dividends and other payments on account of such JPS Shares, so tendered pursuant to the Offer; or

•
there shall not be any change or changes that have occurred or are threatened in the business, condition (financial or other), assets, income, operations, restructuring, prospects or ownership of JPS or its subsidiaries that, in the Purchaser’s sole judgment, is or may be material to either JPS and its subsidiaries, or the value of the JPS Shares.

 Termination; Extension; Amendment

The Purchaser may, at any time or from time to time, on or prior to the Offer Expiration Date (a) waive any and all conditions to the Offer, (b) extend or terminate the Offer, (c) increase or decrease the number of JPS Shares being sought in the Offer or increase or decrease the consideration being offered for the JPS Shares, or (d) otherwise amend the Offer in any respect.  There can be no assurance that the Purchaser will exercise its right to terminate or amend the Offer.

 Irrespective of any amendment to the Offer, all JPS Shares previously tendered pursuant to the Offer and not accepted for purchase or withdrawn will remain subject to the Offer and may be accepted thereafter for payment by the Purchaser. If the Purchaser makes a material change in the terms of the Offer or the information concerning the Offer or waives a material condition of the Offer, the Purchaser will disseminate additional materials relating to the Offer and extend the Offer to the extent required by Rules 14e-1(b) and (d) under the Exchange Act.  The Purchaser may also, if it deems appropriate, extend the Offer for any other reason.  In addition, if the consideration to be paid in the Offer or the number of JPS Shares subject to the Offer is changed, the Offer will remain open at least 10 business days from the date the Purchaser first gives notice of such change to holders of JPS Shares subject to the Offer, by press release or otherwise.  If for any reason the acceptance for payment of, or (whether before or after any JPS Shares have been accepted for payment pursuant to the Offer) the payment for, JPS Shares subject to the Offer is delayed or if the Purchaser is unable to accept for payment or pay for JPS Shares pursuant to the Offer, then, without prejudice to the Purchaser’s rights under the Offer, tendered JPS Shares may be retained by the Purchaser and may not be withdrawn (subject to Rule 14e-l(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer).

 Procedures for Tendering and Withdrawing

The Offer to Purchase includes typical procedures for JPS stockholders to tender shares in the Offer or withdraw previously tendered shares.

 Affiliated Parties and Related Party Transactions

Set forth below is a description of various affiliated party and related party transactions between us and JPS.

Certain Directors of JPS Are Affiliated With Us.  Jack L. Howard and John J. Quicke, directors of JPS, are affiliated with us.  Mr. Howard is the Principal Executive Officer and Vice Chairman of the Board of HNH and the President of Steel Holdings GP.  Mr. Quicke is a Vice President of HNH and a Managing Director and operating partner of a subsidiary of Steel Holdings.

Certain Affiliates of HNH Own Shares of JPS.  The following affiliates of HNH currently own or may be deemed to beneficially own Shares of JPS: Steel Holdings, SPH Group LLC (“SPHG”), SPHG Holdings, Steel Partners Holdings GP Inc. (“Steel Holdings GP”), EMH Howard, LLC (“EMH”) and Messrs. Howard and Quicke.  SPHG Holdings currently owns 7,131,185 shares or approximately 66.1% of our outstanding Common Stock.  Mr. Howard may be deemed to beneficially own 255,642 shares or approximately 2.4% of our outstanding Common Stock.  Mr. Quicke may be deemed to beneficially own 10,000 shares or approximately 0.09% of our outstanding Common Stock.

Steel Holdings is a global diversified holding company that engages or has interests in a variety of operating businesses through its subsidiary companies.

The principal business of SPHG Holdings is holding securities for the account of Steel Holdings.  The principal business of SPHG is serving as the sole member of SPHG Holdings and other affiliates.  The principal business of Steel Holdings GP is serving as the general partner of Steel Holdings, the managing member of SPHG and the manager of SPHG Holdings.  Steel Holdings owns 99% of the membership interests of SPHG.  The principal business of EMH is investing in securities.  Mr. Howard is the Managing Member of EMH.

As of the date hereof, SPHG Holdings directly owned 4,021,580 JPS Shares (“Steel JPS Shares”) and has been an investor in JPS since 2001.  By virtue of their relationships with SPHG Holdings described above, each of Steel Holdings, SPHG and Steel Holdings GP may be deemed to beneficially own the Steel JPS Shares owned directly by SPHG Holdings.  As of the date hereof, Mr. Howard directly owned 6,500 JPS Shares, which includes (i) 2,500 JPS Shares that were granted to him pursuant to JPS’s 2008 Stock Incentive Plan on May 15, 2013 and vested May 15, 2014 and (ii) 4,000 shares of restricted stock granted on May 20, 2014 pursuant to JPS’s 2008 Stock Incentive Plan that will vest on May 20, 2015.  As the Managing Member of EMH, Mr. Howard may also be deemed to beneficially own 500 JPS Shares directly owned by EMH.  As of the date hereof, Mr. Quicke directly owned 6,500 JPS Shares, which includes (i) 2,500 JPS Shares that were granted to him pursuant to the JPS’s 2008 Stock Incentive Plan on May 15, 2013 and vested May 15, 2014 and (ii) 4,000 shares of restricted stock granted on May 20, 2014 pursuant to the JPS’s 2008 Stock Incentive Plan that will vest on May 20, 2015. Accordingly, the foregoing entities and individuals collectively own an aggregate of 4,035,080 JPS Shares, which we believe represent approximately 38.8% of the outstanding JPS Shares.

JPS Has Done Business With HNH.  JPS is a supplier of fiberglass to two former divisions of HNH.  From November 1, 2013 through November 1, 2014, these former divisions of HNH paid to JPS an aggregate of approximately $2,035,163 for such product and from November through December 31, 2014, approximately $238,978.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

 General

Our authorized capital stock consists of 180,000,000 shares of Common Stock, $0.01 par value per share and 5,000,000 shares designated as preferred stock, $0.01 par value per share. As of December 31, 2014, there were 10,779,451 shares of Common Stock outstanding.  As of December 31, 2014, there were no shares of preferred stock outstanding.

 Common Stock

Voting Rights. Subject to the preferences applicable to any preferred stock outstanding at any time, holders of common stock vote together as a single class on all matters submitted to a vote of the stockholders. Each holder of Common Stock is entitled to cast one vote per share held by such holder on all matters submitted to a vote of the stockholders. Generally, all matters submitted to a vote of the stockholders must be approved by a majority of the votes cast on the matter by the holders of Common Stock present in person or represented by proxy, voting together as a single class at a meeting at which a quorum is present, subject to any voting rights granted to holders of any outstanding shares of preferred stock.

Conversion Rights. Shares of Common Stock are not convertible into other securities of the Company.

Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

No Preemptive or Redemption Rights. Our Common Stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions. Upon our liquidation, dissolution or winding−up, the holders of Common Stock are entitled to share equally in all of our assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

Our Board is authorized, subject to limitations imposed by the DGCL, to issue up to a total of 5,000,000 shares of preferred stock in one or more series, without stockholder approval. As of December 31, 2014, no shares of preferred stock were issued or outstanding. Our board of directors is authorized to establish from time to time the number of shares to be included in each series, and to fix the designations, preferences and rights of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions, subject to the provisions of any series of preferred stock. Our board of directors is also able to increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.

The Board may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and might harm the market price of the common stock and the voting and other rights of the holders of common stock. The Company has no current plans to issue any shares of preferred stock.

 Other Terms

Classification of Our Board of Directors. The Amended and Restated Certificate of Incorporation provides that our Board of Directors has the power to make, alter, amend, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms.  The entire Board is elected annually, and each member will serve a one−year term.

Charter Transfer Restrictions. There are transfer restrictions contained in our Amended and Restated Certificate of Incorporation to help preserve our net operating tax loss carry forwards that will generally prevent any person from acquiring amounts of our Common Stock such that such person would hold 5% or more of our Common Stock, for up to ten years after July 29, 2005, as specifically provided in our Amended and Restated Certificate of Incorporation.

Calling of a Special Meeting of Stockholders by a Stockholder. The Amended and Restated By−laws, as amended, provide that the Secretary may call a special meeting at the direction of a majority of the voting power of all the then outstanding shares of the voting stock, voting together as a single class upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting.

Action of the Stockholders by Written Consent. The Amended and Restated Certificate of Incorporation permits action by the written consent of a majority of the stockholders entitled to vote with respect to the subject matter of the action.

Anti−Takeover Effects of Delaware Law. The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	The transaction is approved by the board before the date the interested stockholder attained that status;
•
Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
On or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two−thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	Any merger or consolidation involving the corporation and the interested stockholder;
•	Any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	The receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons. A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Nasdaq Capital Market Listing Symbol. Our Common Stock is traded on the NASDAQ Capital Market under the ticker symbol “HNH.”

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of our Common Stock as of December 31, 2014, by (a) each beneficial owner of 5% or more of our outstanding Common Stock known to us, (b) each of our directors and our director nominees, (c) each of our “named executive officers” and (d) all of our current directors and executive officers as a group.

The percentage of beneficial ownership for the table is based on 10,779,451 shares of our Common Stock outstanding as of December 31, 2014. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our Common Stock. Unless otherwise indicated, each beneficial owner listed below maintains a mailing address of c/o Handy & Harman Ltd., 1133 Westchester Avenue, Suite N222, White Plains, New York 10604.

The number of shares beneficially owned by each stockholder is determined under SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of Common Stock over which the stockholder has sole or shared voting or investment power and those shares of Common Stock that the stockholder has the right to acquire within 60 days after December 31, 2014, including through the exercise of an option or vesting of restricted stock. The “Percentage of Shares” column treats as outstanding all shares underlying options that are exercisable within 60 days after December 31, 2014, or vesting of restricted stock held by the Directors and named executive officers individually and as a group, but not shares underlying equity awards that are exercisable by other stockholders.

Name and Address of Beneficial Owner	Number of Shares	Percent of Shares Outstanding
Directors and Named Executive Officers:
Warren G. Lichtenstein (1)	300,000	2.8%
Patrick A. DeMarco (2)	9,000	*
Robert Frankfurt (2)	12,000	*
Jack L. Howard (3)	255,642	2.4%
Glen M. Kassan (4)	203,000	1.9%
James F. McCabe, Jr. (5)	46,086	*
John H. McNamara, Jr. (2)	32,500	*
Garen W. Smith (6)	11,415	*
Jeffrey A. Svoboda (7)	134,577	1.2%
Directors and executive officers as a group (10 persons) (8)	1,015,277	9.4%
5% Stockholders:	-
SPH Group Holdings LLC (9) 590 Madison Avenue 32 Floor New York, New York 10022	7,131,185	66.1%
______________

*	Less than one percent.
(1)
Includes 50,000 and 25,000 unvested shares of restricted stock issued as of March 21, 2014 and March 25, 2014, respectively, pursuant to the 2007 Plan, which currently have voting rights but do not vest until March 21, 2015 and March 25, 2105 respectively, provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(2)
Includes 3,000 unvested shares of restricted stock issued as of March 21, 2014 pursuant to the 2007 Plan, which currently have voting rights but do not vest until March 21, 2015 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(3)
Includes (a) 57,642 shares owned directly by EMH which may be deemed beneficially owned by Mr. Howard by virtue of his position as the managing member of EMH and (b) 75,000 unvested shares of restricted stock issued as of March 21, 2014 pursuant to the 2007 Plan, which currently have voting rights but do not vest until March 21, 2015 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.  Mr. Howard disclaims beneficial ownership of the shares owned by EMH except to the extent of his pecuniary interest therein.

(4)
Includes (a) 3,000 unvested shares of restricted stock issued as of March 21, 2014 pursuant to the 2007 Plan, which currently have voting rights but do not vest until March 21, 2015 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause, and (b) 100,000 shares held in a grantor retained annuity trust (the “GRAT”) for the benefit of Mr. Kassan’s two adult children, Mr. Kassan’s wife, who shares Mr. Kassan’s household, is the trustee and sole recipient of annuity payments of the GRAT. Mr. Kassan disclaims beneficial ownership of the shares held in the GRAT.

(5)
Includes (a) 5,000 shares of common stock issuable upon exercise of options that are currently exercisable, (b) 2,380 unvested shares of restricted stock issued as of March 22, 2012 pursuant to the 2007 Plan, which currently have voting rights and will vest on March 22, 2015, (c) 2,720 unvested shares of restricted stock issued as of April 27, 2012 pursuant to the 2007 Plan, which currently have voting rights and will vest on each of April 27, 2015, (d) 2,564 unvested shares of restricted stock issued as of March 19, 2013 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 19, 2015 and 2016, and (e) 3,827 unvested shares of restricted stock issued as of March 21, 2014 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 21, 2015, 2016 and 2017.

(6)
Includes (a) 1,000 shares of common stock issuable upon exercise of options that are currently exercisable and (b) 3,000 unvested shares of restricted stock issued as of March 21, 2014 pursuant to the 2007 Plan, which currently have voting rights but do not vest March 21, 2015 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(7)
Includes (a) 10,000 shares of common stock issuable upon exercise of options that are currently exercisable, (b) 23,800 unvested shares of restricted stock issued as of March 22, 2012 pursuant to the 2007 Plan, which currently have voting rights and will vest on March 22, 2015, (c) 7,102 unvested shares of restricted stock issued as of March 19, 2013 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 19, 2015 and 2016, and (d) 10,600 unvested shares of restricted stock issued as of March 21, 2014 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 21, 2015, 2016 and 2017.

(8)
Includes 11,057 shares of common stock beneficially owned by Leonard J. McGill, our Senior Vice President, Chief Legal Officer and Assistant Secretary. The 11,057 shares held by Mr. McGill includes (a) 2,380 unvested shares of restricted stock issued as of March 22, 2012 pursuant to the 2007 Plan, which currently have voting rights and will vest on March 22, 2015, (b) 2,010 unvested shares of restricted stock issued as of March 19, 2013 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 19, 2015 and 2016, and (c) 3,000 unvested shares of restricted stock issued as of March 21, 2014 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 21, 2015, 2016 and 2017.

(9)
Based upon Amendment No. 29 to the Schedule 13D filed on September 12, 2014, SPHG Holdings directly owns 7,131,185 shares of the Company's common stock.  SPHG is the sole member of SPHG Holdings and Steel Holdings owns 99% of the membership interests of SPHG. Steel Holdings GP is the general partner of Steel Holdings, the managing member of SPHG and the manager of SPHG Holdings. Steel Holdings, SPHG and Steel Holdings GP disclaim beneficial ownership of the shares owned by SPHG Holdings except to the extent of their pecuniary interest therein.

DELIVERY OF INFORMATION STATEMENT

To reduce the expenses of delivering duplicate materials to our stockholders, we are taking advantage of house holding rules that permit us to deliver only one Information Statement to stockholders who share the same address unless otherwise requested.

If you share an address with another stockholder and have received only one Information Statement, you may write or call us to request a separate copy at no cost to you. For future mailings, you may request separate materials or, if you are receiving multiple copies you may request that we only send one set of materials, by writing to us at Handy & Harman Ltd., 1133 Westchester Avenue, Suite N222, White Plains, New York 10604, Attention: Corporate Secretary, or by calling us at (914) 461-1300.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

FORWARD−LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may be identified by their use of such words as “expects,” “anticipates,” “intends,” “hopes,” “believes,” “could,” “may,” “will,” “projects,” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. We caution that a variety of factors, including but not limited to the following, could cause our results to differ materially from those expressed or implied in our forward-looking statements: our ability to deploy our capital in a manner that maximizes stockholder value; the consummation of the Offer; the ability to identify suitable acquisition candidates or business and investment opportunities; the inability to realize the benefits of our net operating losses; the ability to consolidate and manage our newly acquired businesses; fluctuations in demand for our products; environmental and other health and safety laws and regulations; general economic conditions and other risks detailed from time to time in filings we make with the SEC, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. Except as required by law, we assume no obligation to update any forward-looking information that is included in this Information Statement.

INCORPORATION BY REFERENCE; FINANCIAL INFORMATION

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement.

Certain financial information required under Section 14(c) of the Exchange Act and the rules and regulations thereunder, including the Company’s (i) financial statements, (ii) supplementary financial information, (iii) management’s discussion and analysis of financial condition and results of operations, and (iv) quantitative and qualitative disclosures about market risk, can be found in our [Quarterly Report on Form 10−Q for the quarterly period ended September 30, 2014, filed with the SEC on October 30, 2014, and in our Annual Report on Form 10−K for the fiscal year ended December 31, 2013, filed with the SEC on February 28, 2014.] Such financial information is incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at Station Place, 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov and on our corporate website, www.handyharman.com.

Copies of material filed by us with the SEC, including the information we are incorporating by reference, may also be obtained free of charge and within one business day of our receipt of such request, by writing to us at our corporate headquarters, Handy & Harman Ltd., Attention: Investor Relations, 1133 Westchester Avenue, Suite N222, White Plains, New York 10604, or by calling us at (914) 461-1300.